Exhibit 99.1

SERVISFIRST BANCSHARES, INC.

Announces Results For Third Quarter of 2024

Birmingham, Ala. – (BUSINESS WIRE) – October 21, 2024 – ServisFirst Bancshares, Inc. (NYSE: SFBS), today announced earnings and operating results for the quarter ended September 30, 2024.

Third Quarter 2024 Highlights:

•	Diluted EPS grew 16% from the second quarter of 2024, and 12% year-over-year.
•	Net interest margin increased 5 basis points from the second quarter of 2024.
•	Net income grew by 15% from the second quarter of 2024 and 12% year-over-year.
•	Non-interest-bearing deposits grew by $101 million, or 16% annualized from the second quarter of 2024.
•	Loans grew by 6.0% year-over-year.
•	Credit quality continues to be strong with non-performing assets to total assets of 0.25%.
•	Liquidity remains solid with over $1.76 billion in cash and no FHLB advances or brokered deposits.
•	Book value per share of $28.79, up 12% year-over-year.

Tom Broughton, Chairman, President, and CEO, said, “With a solid loan pipeline, an improving margin, strong liquidity and strong credit quality, we are optimistic about the outlook for the bank.”

Kirk Pressley, CFO, said, “Margin expansion accelerated during the quarter with dollar interest margin increasing by $9.2 million, a 35% annualized linked quarter increase, and net interest margin expanded five basis points to 2.84%. Noninterest bearing demand deposits grew by 4% from the second quarter, a 16% annualized linked quarter increase. Expenses remained well controlled with the efficiency ratio dropping to 36.9% for the quarter.”

FINANCIAL SUMMARY (UNAUDITED) (in Thousands except share and per share amounts)
	Period Ending September 30, 2024	Period Ending June 30, 2024	% Change From Period Ending June 30, 2024 to Period Ending September 30, 2024	Period Ending September 30, 2023	% Change From Period Ending September 30, 2023 to Period Ending September 30, 2024
QUARTERLY OPERATING RESULTS
Net Income	$59,907	$52,136	14.9%	$53,340	12.3%
Net Income Available to Common Stockholders	$59,907	$52,105	15.0%	$53,340	12.3%
Diluted Earnings Per Share	$1.10	$0.95	15.8%	$0.98	12.2%
Return on Average Assets	1.43%	1.34%		1.37%
Return on Average Common Stockholders' Equity	15.55%	14.08%		15.34%
Average Diluted Shares Outstanding	54,642,582	54,608,679		54,530,635

YEAR-TO-DATE OPERATING RESULTS
Net Income	$162,069			$164,779	(1.6)%
Net Income Available to Common Stockholders	$162,038			$164,748	(1.6)%
Diluted Earnings Per Share	$2.97			$3.02	(1.7)%
Return on Average Assets	1.35%			1.50%
Return on Average Common Stockholders' Equity	14.51%			16.23%
Average Diluted Shares Outstanding	54,615,647			54,530,797

Adjusted Net Income, net of tax*	$163,416			$164,779	(0.8)%
Adjusted Net Income Available to Common Stockholders, net of tax*	$163,385			$164,748	(0.8)%
Adjusted Diluted Earnings Per Share, net of tax*	$2.99			$3.02
Adjusted Return on Average Assets, net of tax*	1.36%			1.50%
Adjusted Return on Average Common Stockholders' Equity, net of tax*	14.63%			16.23%

BALANCE SHEET
Total Assets	$16,447,876	$16,049,812	2.5%	$16,044,332	2.5%
Loans	12,338,226	12,332,780	—%	11,641,130	6.0%
Non-interest-bearing Demand Deposits	2,576,329	2,475,415	4.1%	2,621,072	(1.7)%
Total Deposits	13,146,529	13,259,392	(0.9)%	13,142,376	—%
Stockholders' Equity	1,570,269	1,510,576	4.0%	1,401,384	12.1%

* This press release includes certain non-GAAP financial measures: adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity, adjusted efficiency ratio, tangible common stockholders' equity, total tangible assets, tangible book value per share, and tangible common equity to total tangible assets. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $59.9 million for the quarter ended September 30, 2024, compared to net income and net income available to common stockholders of $52.1 million for the second quarter of 2024 and net income and net income available to common stockholders of $53.3 million for the third quarter of 2023. Basic and diluted earnings per common share were both $1.10 in the third quarter of 2024, compared to $0.96 and $0.95, respectively, in the second quarter of 2024 and $0.98 for both in the third quarter of 2023.

Annualized return on average assets was 1.43% and annualized return on average common stockholders’ equity was 15.55% for the third quarter of 2024, compared to 1.37% and 15.34%, respectively, for the third quarter of 2023.

Net interest income was $115.1 million for the third quarter of 2024, compared to $105.9 million for the second quarter of 2024 and $99.7 million for the third quarter of 2023. The net interest margin in the third quarter of 2024 was 2.84% compared to 2.79% in the second quarter of 2024 and 2.64% in the third quarter of 2023. Loan yields were 6.62% during the third quarter of 2024 compared to 6.48% during the second quarter of 2024 and 6.13% during the third quarter of 2023. Investment yields were 3.57% during the third quarter of 2024 compared to 3.33% during the second quarter of 2024 and 3.07% during the third quarter of 2023. Average interest-bearing deposit rates were 4.12% during the third quarter of 2024, compared to 4.09% during the second quarter of 2024 and 3.84% during the third quarter of 2023. Average federal funds purchased rates were 5.42% during third quarter of 2024, compared to 5.50% during the second quarter of 2024 and 5.43% during the third quarter of 2023.

Average loans for the third quarter of 2024 were $12.37 billion, an increase of $303.7 million, or 10.0% annualized, from average loans of $12.06 billion for the second quarter of 2024, and an increase of $803.6 million, or 7.0%, from average loans of $11.56 billion for the third quarter of 2023. Ending total loans for the third quarter of 2024 were $12.34 billion, an increase of $5.4 million, or 0.2% annualized, from $12.33 billion for the second quarter of 2024, and an increase of $697.1 million, or 6.0%, from $11.64 billion for the third quarter of 2023.

Average total deposits for the third quarter of 2024 were $13.52 billion, an increase of $653.7 million, or 20.2% annualized, from average total deposits of $12.86 billion for the second quarter of 2024, and an increase of $838.3 million, or 6.6%, from average total deposits of $12.68 billion for the third quarter of 2023. Ending total deposits for the third quarter of 2024 were $13.15 billion, a decrease of $112.9 million, or 3.4% annualized, from $13.26 billion for the second quarter of 2024, and remained unchanged from $13.14 billion for the third quarter of 2023.

Non-performing assets to total assets were 0.25% for the third quarter of 2024, compared to 0.23% for the second quarter of 2024 and 0.15% for the third quarter of 2023. The increase in non-performing assets to total assets can primarily be attributed to a single relationship that moved to non-accrual status during the first quarter of 2024. Annualized net charge-offs to average loans were 0.09% for the third quarter of 2024, compared to 0.10% for the second quarter of 2024 and 0.15% for the third quarter of 2023. The allowance for credit losses as a percent of total loans at September 30, 2024, June 30, 2024, and September 30, 2023, was 1.31%, 1.28%, and 1.31%, respectively. We recorded a $5.7 million provision for credit losses in the third quarter of 2024, $2.7 million of which is a provision for the potential impact of Hurricane Helene, which struck the Florida coast on September 26th and caused widespread damage from Florida to the Carolinas. In early October Hurricane Milton struck the west coast of Florida and tracked across the middle of the state. Management is assessing the impact of both hurricanes to determine if additional provisions are warranted. We recorded provision for credit losses of $5.4 million in the second quarter of 2024, and $4.3 million in the third quarter of 2023. During the third quarter of 2024, we reclassified the Reserve for Unfunded Commitments from Other Liabilities and Other Expenses to Allowance for Credit Losses and Provision for Credit Losses, respectively.

Non-interest income increased $414,000, or 5.1%, to $8.5 million for the third quarter of 2024 from $8.1 million in the third quarter of 2023, and decreased $342,000, or 3.8%, on a linked quarter basis. Service charges on deposit accounts increased $178,000, or 8.2%, to $2.3 million for the third quarter of 2024 from $2.2 million in the third quarter of 2023, and increased $48,000, or 2.1%, on a linked quarter basis. Mortgage banking revenue increased $527,000, or 63.9%, to $1.4 million for the third quarter of 2024 from $825,000 in the third quarter of 2023, and decreased $27,000, or 2.0%, on a linked quarter basis. Net credit card revenue decreased $607,000, or 24.0%, to $1.9 million for the third quarter of 2024 from $2.5 million in the third quarter of 2023, and decreased $408,000, or 17.5%, on a linked quarter basis. Bank-owned life insurance (“BOLI”) income increased $295,000, or 16.2%, to $2.1 million for the third quarter of 2024 from $1.8 million in the third quarter of 2023, and increased $55,000, or 2.7%, on a linked quarter basis. Other operating income increased $21,000, or 2.6%, to $818,000 for the third quarter of 2024 from $797,000 in the third quarter of 2023, and decreased $10,000, or 1.2%, on a linked quarter basis.

Non-interest expense increased $4.0 million, or 9.5%, to $45.6 million for the third quarter of 2024 from $41.7 million in the third quarter of 2023, and increased $2.8 million, or 6.6%, on a linked quarter basis. During the second quarter of 2024, the Company recorded the impact from election of the proportional amortization method to account for historical and new market tax credit investments made primarily for the purpose of receiving income tax credits due to our adoption of Accounting Standards Update 2023-02. The proportional amortization method results in the cost of the investment being amortized in proportion to the income tax credits and other income tax benefits received, with the amortization of the investment and the income tax credits being presented net in the income statement as a component of income tax expense. Previously the amortization of the investment was included in other non-interest expenses. Salary and benefit expense increased $5.0 million, or 24.8%, to $25.1 million for the third quarter of 2024 from $20.1 million in the third quarter of 2023, and increased $844,000, or 3.5%, on a linked quarter basis. The number of full-time equivalent (“FTE”) employees increased by 52, or 9.2%, to 620 at September 30, 2024 compared to 568 at September 30, 2023, and decreased by 5, or 0.8%, from the end of the second quarter of 2024. The increase in salary and benefit expense year-over-year continues to be largely due to the normalization of incentives and increased salary expenses due to an increase in FTE employees. Incentives increased approximately $1.8 million, and salaries increased approximately $2.1 million from the third quarter of 2023. Equipment and occupancy expense increased $216,000, or 6.0%, to $3.8 million for the third quarter of 2024 from $3.6 million in the third quarter of 2023, and increased $228,000, or 6.4%, on a linked quarter basis. Third party processing and other services expense increased $1.5 million, or 22.7%, to $8.0 million for the third quarter of 2024 from $6.5 million in the third quarter of 2023, and increased $570,000, or 7.6%, on a linked quarter basis. Professional services expense increased $450,000, or 35.6%, to $1.7 million for the third quarter of 2024 from $1.3 million in the third quarter of 2023, and decreased $26,000, or 1.5%, on a linked quarter basis. FDIC and other regulatory assessments increased $9,000, or 0.4%, to $2.4 million for the third quarter of 2024 from $2.3 million in the third quarter of 2023, and increased $153,000, or 6.9%, on a linked quarter basis. In the first quarter of 2024, the FDIC implemented a special assessment adjustment to recapitalize the Deposit Insurance Fund resulting in an expense of $1.8 million. See “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures”. Other operating expenses decreased $3.3 million, or 41.6%, to $4.6 million for the third quarter of 2024 from $7.8 million in the third quarter of 2023, and increased $949,000, or 26.2%, on a linked quarter basis. The decrease in other operating expenses were largely due to the application of the proportional amortization method to account for historical and new market tax credit investments, discussed above. The efficiency ratio was 36.90% during the third quarter of 2024 compared to 38.64% during the third quarter of 2023 and 37.31% during the second quarter of 2024.

Income tax expense increased $3.9 million, or 45.9%, to $12.5 million in the third quarter of 2024, compared to $8.5 million in the third quarter of 2023. Our effective tax rate was 17.23% for the third quarter of 2024 compared to 13.81% for the third quarter of 2023. We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the third quarters of 2024 and 2023 of $111,000 and $0, respectively.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Alabama, Florida, Georgia, North and South Carolina, Tennessee, and Virginia. We also operate loan production offices in Florida and Tennessee. Through the ServisFirst Bank, we originate commercial, consumer and other loans and accept deposits, provide electronic banking services, such as online and mobile banking, including remote deposit capture, deliver treasury and cash management services and provide correspondent banking services to other financial institutions.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including, but not limited to: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes as a result of our reclassification as a large financial institution by the FDIC; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, the Federal Reserve policies in connection with continued or re-emerging inflationary pressures and the ability of the U.S. Congress to increase the U.S. statutory debt limit as needed; computer hacking or cyber-attacks resulting in unauthorized access to confidential or proprietary information; substantial, unexpected or prolonged changes in the level or cost of liquidity; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q for fiscal year 2024, and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

Contact: ServisFirst Bank

Davis Mange (205) 949-3420

dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	3rd Quarter 2024	2nd Quarter 2024	1st Quarter 2024	4th Quarter 2023	3rd Quarter 2023
CONSOLIDATED STATEMENT OF INCOME
Interest income	$247,979	$227,540	$226,710	$229,062	$213,206
Interest expense	132,858	121,665	124,215	127,375	113,508
Net interest income	115,121	105,875	102,495	101,687	99,698
Provision for credit losses	5,659	5,353	4,368	3,582	4,282
Net interest income after provision for credit losses	109,462	100,522	98,127	98,105	95,416
Non-interest income	8,549	8,891	8,813	7,379	8,135
Non-interest expense	45,632	42,818	46,303	58,258	41,663
Income before income tax	72,379	66,595	60,637	47,226	61,888
Provision for income tax	12,472	14,459	10,611	5,152	8,548
Net income	59,907	52,136	50,026	42,074	53,340
Preferred stock dividends	—	31	—	31	—
Net income available to common stockholders	$59,907	$52,105	$50,026	$42,043	$53,340
Earnings per share - basic	$1.10	$0.96	$0.92	$0.77	$0.98
Earnings per share - diluted	$1.10	$0.95	$0.92	$0.77	$0.98
Average diluted shares outstanding	54,642,582	54,608,679	54,595,384	54,548,719	54,530,635

CONSOLIDATED BALANCE SHEET DATA
Total assets	$16,447,876	$16,049,812	$15,721,630	$16,129,668	$16,044,332
Loans	12,338,226	12,332,780	11,880,696	11,658,829	11,641,130
Debt securities	1,867,587	1,941,641	1,941,625	1,882,847	1,878,701
Non-interest-bearing demand deposits	2,576,329	2,475,415	2,627,639	2,643,101	2,621,072
Total deposits	13,146,529	13,259,392	12,751,448	13,273,511	13,142,376
Borrowings	64,741	64,739	64,737	64,735	64,751
Stockholders' equity	1,570,269	1,510,576	1,476,036	1,440,405	1,401,384

Shares outstanding	54,551,543	54,521,479	54,507,778	54,461,580	54,425,447
Book value per share	$28.79	$27.71	$27.08	$26.45	$25.75
Tangible book value per share (1)	$28.54	$27.46	$26.83	$26.20	$25.50

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	2.84%	2.79%	2.66%	2.57%	2.64%
Return on average assets	1.43%	1.34%	1.26%	1.04%	1.37%
Return on average common stockholders' equity	15.55%	14.08%	13.82%	11.78%	15.34%
Efficiency ratio	36.90%	37.31%	43.30%	55.23%	38.64%
Non-interest expense to average earning assets	1.13%	1.13%	1.20%	1.47%	1.10%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	11.25%	10.93%	11.07%	10.91%	10.69%
Tier 1 capital to risk-weighted assets	11.25%	10.93%	11.08%	10.92%	10.69%
Total capital to risk-weighted assets	12.77%	12.43%	12.61%	12.45%	12.25%
Tier 1 capital to average assets	9.54%	9.81%	9.44%	9.12%	9.35%
Tangible common equity to total tangible assets (1)	9.47%	9.33%	9.31%	8.85%	8.66%

(1) This press release contains certain non-GAAP financial measures. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”
(2) Regulatory capital ratios for most recent period are preliminary.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity, and adjusted efficiency ratio. During the fourth quarter of 2023, we recorded a one-time expense of $7.2 million associated with the FDIC’s special assessment to recapitalize the Deposit Insurance Fund following bank failures in the spring of 2023. This assessment was updated in the first quarter of 2024 resulting in additional expense of $1.8 million. These expenses are unusual, or infrequent, in nature and not part of the noninterest expense run rate. Each of adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity and adjusted efficiency ratio excludes the impact of these items, net of tax, and are all considered non-GAAP financial measures. This press release also contains the non-GAAP financial measures of tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill associated with our acquisition of Metro Bancshares, Inc. in January 2015.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release. Dollars are in thousands, except share and per share data.

	At September 30, 2024	At June 30, 2024	At March 31, 2024	At December 31, 2023	At September 30, 2023
Book value per share - GAAP	$28.79	$27.71	$27.08	$26.45	$25.75
Total common stockholders' equity - GAAP	1,570,269	1,570,994	1,476,036	1,440,405	1,401,384
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Tangible common stockholders' equity - non-GAAP	$1,556,654	$1,557,379	$1,462,421	$1,426,790	$1,387,769
Tangible book value per share - non-GAAP	$28.54	$27.46	$26.83	$26.22	$25.50

Stockholders' equity to total assets - GAAP	9.55%	9.55%	9.39%	8.93%	8.73%
Total assets - GAAP	$16,447,876	$16,448,582	$16,048,819	$16,129,668	$16,044,332
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Total tangible assets - non-GAAP	$16,434,261	$16,434,967	$16,035,204	$16,116,053	$16,030,717
Tangible common equity to total tangible assets - non-GAAP	9.47%	9.48%	9.33%	8.85%	8.66%

	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Net income - GAAP	$162,069	$164,779
Adjustments:
FDIC special assessment	1,799	—
Tax on adjustments	(452)	—
Adjusted net income - non-GAAP	$163,416	$164,779

Net income available to common stockholders - GAAP	$162,038	$164,748
Adjustments:
FDIC special assessment	1,799	—
Tax on adjustments	(452)	—
Adjusted net income available to common stockholders - non-GAAP	$163,385	$164,748

Diluted earnings per share - GAAP	$2.97	$3.02
Adjustments:
FDIC special assessment	0.03	—
Tax on adjustments	(0.01)	—
Adjusted diluted earnings per share - non-GAAP	$2.99	$3.02

Return on average assets - GAAP	1.34%	1.50%
Net income available to common stockholders - GAAP	$162,038	$164,748
Adjustments:
FDIC special assessment	1,799	—
Tax on adjustments	(452)	—
Adjusted net income available to common stockholders - non-GAAP	$163,385	$164,748
Average assets - GAAP	$16,095,859	$14,711,108
Adjusted return on average assets - non-GAAP	1.36%	1.50%

Return on average common stockholders' equity - GAAP	14.51%	16.23%
Net income available to common stockholders - GAAP	$162,038	$164,748
Adjustments:
FDIC special assessment	1,799	—
Tax on adjustments	(452)	—
Adjusted diluted earnings per share - non-GAAP	$163,385	$164,748
Average common stockholders' equity - GAAP	$1,491,880	$1,356,857
Adjusted return on average common stockholders' equity non-GAAP	14.63%	16.23%

Efficiency ratio	38.53%	36.05%
Non-interest expense - GAAP Adjustments:	$134,250	$119,793
FDIC special assessment	1,799	—
Adjusted non-interest expense	$132,451	$119,793
Net interest income plus non-interest income - GAAP	$349,744	$332,288
Adjusted efficiency ratio - non-GAAP	37.87%	36.05%

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	September 30, 2024	September 30, 2023	% Change
ASSETS
Cash and due from banks	$142,372	$112,150	27%
Interest-bearing balances due from depository institutions	1,614,317	1,861,924	(13)%
Federal funds sold	3,542	91,035	(96)%
Cash and cash equivalents	1,760,231	2,065,109	(15)%
Available for sale debt securities, at fair value	1,139,007	834,802	36%
Held to maturity debt securities (fair value of $673,023 and $933,006, respectively)	728,580	1,043,899	(30)%
Restricted equity securities	11,300	10,226	11%
Mortgage loans held for sale	8,453	6,333	33%
Loans	12,338,226	11,641,130	6%
Less allowance for credit losses	(162,057)	(152,247)	6%
Loans, net	12,176,169	11,488,883	6%
Premises and equipment, net	61,328	59,516	3%
Goodwill	13,615	13,615	—%
Other assets	549,194	521,949	5%
Total assets	$16,447,876	$16,044,332	3%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing demand	$2,576,329	$2,621,072	(2)%
Interest-bearing	10,570,200	10,521,304	—%
Total deposits	13,146,529	13,142,376	—%
Federal funds purchased	1,542,623	1,370,289	13%
Other borrowings	64,741	64,751	—%
Other liabilities	123,714	65,532	89%
Total liabilities	14,877,607	14,642,948	2%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at September 30, 2024 and September 30, 2023	—	—	—%
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 54,551,543 shares issued and outstanding at September 30, 2024, and 54,425,447 shares issued and outstanding at September 30, 2023	54	54	—%
Additional paid-in capital	235,649	231,588	2%
Retained earnings	1,365,701	1,229,080	11%
Accumulated other comprehensive loss	(31,635)	(59,838)	(47)%
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	1,569,769	1,400,884	12%
Noncontrolling interest	500	500	—%
Total stockholders' equity	1,570,269	1,401,384	12%
Total liabilities and stockholders' equity	$16,447,876	$16,044,332	3%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (In thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Interest income:
Interest and fees on loans	$205,952	$178,754	$587,230	$514,204
Taxable securities	17,493	15,522	49,630	37,987
Nontaxable securities	7	15	25	53
Federal funds sold	31	985	1,110	1,826
Other interest and dividends	24,496	17,930	64,234	30,114
Total interest income	247,979	213,206	702,229	584,184
Interest expense:
Deposits	113,211	95,901	321,948	223,585
Borrowed funds	19,647	17,607	56,790	51,349
Total interest expense	132,858	113,508	378,738	274,934
Net interest income	115,121	99,698	323,491	309,250
Provision for credit losses	5,659	4,282	15,883	15,133
Net interest income after provision for credit losses	109,462	95,416	307,608	294,117
Non-interest income:
Service charges on deposit accounts	2,341	2,163	6,784	6,239
Mortgage banking	1,352	825	3,409	1,963
Credit card income	1,925	2,532	6,413	6,627
Bank-owned life insurance income	2,113	1,818	7,402	5,935
Other operating income	818	797	2,245	2,274
Total non-interest income	8,549	8,135	26,253	23,038
Non-interest expense:
Salaries and employee benefits	25,057	20,080	72,256	57,941
Equipment and occupancy expense	3,795	3,579	10,919	10,435
Third party processing and other services	8,035	6,549	22,666	20,031
Professional services	1,715	1,265	4,920	4,499
FDIC and other regulatory assessments	2,355	2,346	8,462	6,105
Other real estate owned expense	103	18	141	30
Other operating expense	4,572	7,826	14,886	20,752
Total non-interest expense	45,632	41,663	134,250	119,793
Income before income tax	72,379	61,888	199,611	197,362
Provision for income tax	12,472	8,548	37,542	32,583
Net income	59,907	53,340	162,069	164,779
Dividends on preferred stock	—	—	31	31
Net income available to common stockholders	$59,907	$53,340	$162,038	$164,748
Basic earnings per common share	$1.10	$0.98	$2.97	$3.03
Diluted earnings per common share	$1.10	$0.98	$2.97	$3.02

LOANS BY TYPE (UNAUDITED)
(In thousands)

	3rd Quarter 2024	2nd Quarter 2024	1st Quarter 2024	4th Quarter 2023	3rd Quarter 2023
Commercial, financial and agricultural	$2,793,989	$2,935,577	$2,834,102	$2,823,986	$2,890,535
Real estate - construction	1,439,648	1,510,677	1,546,716	1,519,619	1,509,937
Real estate - mortgage:
Owner-occupied commercial	2,441,687	2,399,644	2,377,042	2,257,163	2,237,684
1-4 family mortgage	1,409,981	1,350,428	1,284,888	1,249,938	1,170,099
Other mortgage	4,190,935	4,072,007	3,777,758	3,744,346	3,766,124
Subtotal: Real estate - mortgage	8,042,603	7,822,079	7,439,688	7,251,447	7,173,907
Consumer	61,986	64,447	60,190	63,777	66,751
Total loans	$12,338,226	$12,332,780	$11,880,696	$11,658,829	$11,641,130

SUMMARY OF CREDIT LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	3rd Quarter 2024	2nd Quarter 2024	1st Quarter 2024	4th Quarter 2023	3rd Quarter 2023
Allowance for credit losses:
Beginning balance	$158,092	$155,892	$153,317	$152,247	$152,272
Loans charged off:
Commercial, financial and agricultural	3,020	3,355	1,842	2,831	4,783
Real estate - construction	—	—	—	89	19
Real estate - mortgage	252	119	67	14	—
Consumer	155	108	98	231	341
Total charge offs	3,427	3,582	2,007	3,165	5,143
Recoveries:
Commercial, financial and agricultural	616	406	199	614	825
Real estate - construction	—	8	—	—	—
Real estate - mortgage	2	—	6	—	—
Consumer	37	15	9	39	11
Total recoveries	655	429	214	653	836
Net charge-offs	2,772	3,153	1,793	2,512	4,307
Reclassification from other liabilities	1,079	—	—	—	—
Provision for credit losses	5,658	5,353	4,368	3,582	4,282
Ending balance	$162,057	158,092	155,892	153,317	152,247

Allowance for credit losses to total loans	1.31%	1.28%	1.31%	1.32%	1.31%
Allowance for credit losses to total average
loans	1.31%	1.31%	1.33%	1.32%	1.31%
Net charge-offs to total average loans	0.09%	0.10%	0.06%	0.09%	0.15%
Provision for credit losses to total average
loans	0.18%	0.18%	0.15%	0.12%	0.15%
Nonperforming assets:
Nonaccrual loans	$37,075	$33,454	$34,457	$19,349	$20,912
Loans 90+ days past due and accruing	2,093	1,482	380	2,184	1,692
Other real estate owned and
repossessed assets	2,723	1,458	490	995	690
Total	$41,891	$36,394	$35,327	$22,528	$23,294

Nonperforming loans to total loans	0.32%	0.28%	0.29%	0.18%	0.19%
Nonperforming assets to total assets	0.25%	0.23%	0.22%	0.14%	0.15%
Nonperforming assets to earning assets	0.26%	0.23%	0.23%	0.14%	0.16%
Allowance for credit losses to nonaccrual loans	437.11%	472.57%	452.42%	795.17%	731.74%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)

	3rd Quarter 2024	2nd Quarter 2024	1st Quarter 2024	4th Quarter 2023	3rd Quarter 2023
Interest income:
Interest and fees on loans	$205,952	$194,300	$186,978	$184,897	$178,754
Taxable securities	17,493	16,158	15,979	15,512	15,522
Nontaxable securities	7	9	9	12	15
Federal funds sold	31	538	541	1,018	985
Other interest and dividends	24,496	16,535	23,203	27,623	17,930
Total interest income	247,979	227,540	226,710	229,062	213,206
Interest expense:
Deposits	113,211	104,671	104,066	108,155	95,901
Borrowed funds	19,647	16,994	20,149	19,220	17,607
Total interest expense	132,858	121,665	124,215	127,375	113,508
Net interest income	115,121	105,875	102,495	101,687	99,698
Provision for credit losses	5,659	5,353	4,368	3,582	4,282
Net interest income after provision for credit losses	109,462	100,522	98,127	98,105	95,416
Non-interest income:
Service charges on deposit accounts	2,341	2,293	2,150	2,181	2,163
Mortgage banking	1,352	1,379	678	792	825
Credit card income	1,925	2,333	2,155	2,004	2,532
Bank-owned life insurance income	2,113	2,058	3,231	1,639	1,818
Other operating income	818	828	599	763	797
Total non-interest income	8,549	8,891	8,813	7,379	8,135
Non-interest expense:
Salaries and employee benefits	25,057	24,213	22,986	23,024	20,080
Equipment and occupancy expense	3,795	3,567	3,557	3,860	3,579
Third party processing and other services	8,035	7,465	7,166	7,841	6,549
Professional services	1,715	1,741	1,464	1,417	1,265
FDIC and other regulatory assessments	2,355	2,202	3,905	9,509	2,346
Other real estate owned expense	103	7	30	17	18
Other operating expense	4,572	3,623	7,195	12,590	7,826
Total non-interest expense	45,632	42,818	46,303	58,258	41,663
Income before income tax	72,379	66,595	60,637	47,226	61,888
Provision for income tax	12,472	14,459	10,611	5,152	8,548
Net income	59,907	52,136	50,026	42,074	53,340
Dividends on preferred stock	—	31	—	31	—
Net income available to common stockholders	$59,907	$52,105	$50,026	$42,043	$53,340
Basic earnings per common share	$1.10	$0.96	$0.92	$0.77	$0.98
Diluted earnings per common share	$1.10	$0.95	$0.92	$0.77	$0.98

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	3rd Quarter 2024		2nd Quarter 2024		1st Quarter 2024		4th Quarter 2023		3rd Quarter 2023
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$12,351,073	6.63%	$12,045,743	6.48%	$11,723,391	6.41%	$11,580,716	6.33%	$11,545,003	6.13%
Tax-exempt (2)	15,584	1.86	17,230	2.08	17,605	5.00	17,787	4.71	18,023	4.71
Total loans, net of unearned income	12,366,657	6.62	12,062,973	6.48	11,740,996	6.40	11,598,503	6.32	11,563,026	6.13
Mortgage loans held for sale	10,674	3.80	6,761	6.13	4,770	5.57	5,105	6.22	5,476	6.67
Debt securities:
Taxable	1,955,632	3.57	1,936,818	3.33	2,013,295	3.16	2,007,636	3.08	2,029,995	3.07
Tax-exempt (2)	815	4.42	1,209	3.64	1,296	3.40	1,739	2.30	2,408	2.49
Total securities (3)	1,956,447	3.57	1,938,027	3.33	2,014,591	3.16	2,009,375	3.08	2,032,403	3.07
Federal funds sold	2,106	5.86	38,475	5.62	37,298	5.83	72,178	5.60	74,424	5.25
Restricted equity securities	11,290	7.36	11,290	7.16	10,417	7.57	10,216	8.74	8,471	5.90
Interest-bearing balances with banks	1,775,192	5.46	1,183,482	5.57	1,687,977	5.48	1,981,411	5.49	1,293,243	5.45
Total interest-earning assets	$16,122,366	6.12	$15,241,008	6.01	$15,496,049	5.88	$15,676,788	5.80	$14,977,043	5.65
Non-interest-earning assets:
Cash and due from banks	103,539		96,646		98,813		101,741		111,566
Net premises and equipment	60,607		59,653		60,126		60,110		60,121
Allowance for credit losses, accrued interest and other assets	340,621		300,521		302,592		283,435		283,357
Total assets	$16,627,133		$15,697,828		$15,957,580		$16,122,074		$15,432,087

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$2,318,384	2.97%	$2,227,527	2.85%	$2,339,548	2.69%	$2,245,431	2.91%	$2,153,973	2.72%
Savings	102,627	1.76	105,955	1.71	106,924	1.76	107,035	1.72	112,814	1.61
Money market	7,321,503	4.45	6,810,799	4.46	6,761,495	4.48	7,106,190	4.44	6,538,426	4.24
Time deposits	1,197,650	4.52	1,157,528	4.47	1,164,204	4.37	1,111,350	4.18	1,093,388	3.89
Total interest-bearing deposits	10,940,164	4.12	10,301,809	4.09	10,372,171	4.04	10,570,006	4.06	9,898,601	3.84
Federal funds purchased	1,391,118	5.42	1,193,190	5.50	1,422,828	5.50	1,338,110	5.49	1,237,721	5.43
Other borrowings	64,738	4.22	64,738	4.27	64,736	4.26	64,734	4.23	64,734	4.23
Total interest-bearing liabilities	$12,396,020	4.26%	$11,559,737	4.23%	$11,859,735	4.21%	$11,972,850	4.22%	$11,201,056	4.02%
Non-interest-bearing liabilities:
Non-interest-bearing checking	2,575,575		2,560,245		2,550,841		2,656,504		2,778,858
Other liabilities	122,455		89,418		91,066		76,651		72,924
Stockholders' equity	1,574,902		1,536,013		1,503,240		1,475,366		1,437,766
Accumulated other comprehensive loss	(41,819)		(47,584)		(47,302)		(59,297)		(58,517)
Total liabilities and stockholders' equity	$16,627,133		$15,697,828		$15,957,580		$16,122,074		$15,432,087
Net interest spread		1.86%		1.78%		1.67%		1.58%		1.63%
Net interest margin		2.84%		2.79%		2.66%		2.57%		2.64%

(1) Average loans include nonaccrual loans in all periods. Loan fees of $3,949, $3,317, $3,655, $4,175, and $2,996 are included in interest income in the third quarter of 2024, second quarter of 2024, first quarter of 2024, fourth quarter of 2023, and third quarter of 2023, respectively.
(2) Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.
(3) Unrealized losses on debt securities of $(48,770), $(67,823), $(68,162), $(84,647), and $(83,815) for the third quarter of 2024, second quarter of 2024, first quarter of 2024, fourth quarter of 2023, and third quarter of 2023, respectively, are excluded from the yield calculation.